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                                EXHIBIT 23(j)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to use in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated January 28, 2000, relating to the audited financial statements and financial highlights of the Market Street Fund, which appear in such registration statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Two Commerce Square
Philadelphia, Pennsylvania
January 24, 2001


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